Exhibit 99.1

McGraw Hill, Inc. Announces Completion of Term Loan Repricing

Columbus, OH, – September 9, 2025 – McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider of education solutions for preK-12, higher education and professional learning, today announced that McGraw-Hill Education, Inc., an indirect wholly owned subsidiary of the Company (the “Borrower”), successfully completed the repricing (the “Repricing Transaction”) of its Credit Agreement, dated as of July 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Repricing Transaction reduces the applicable interest rate under the Credit Agreement (the “Interest Rate”) by 50 basis points from Term SOFR plus 3.25% to Term SOFR plus 2.75%. The Interest Rate may be reduced by an additional 25 basis points if, and for so long as, the Borrower maintains ratings of at least B+ (with stable or better outlook) from S&P and at least B1 (with stable or better outlook) from Moody’s Investor Service, Inc. Following the Repricing Transaction, there is no change to the maturity of the Credit Agreement, and all other terms of the Credit Agreement are substantially the same.

Previously, following the Company’s recently completed initial public offering on July 25, 2025, the Borrower elected to prepay approximately $385 million of principal amount of its existing senior secured first lien term loan facility due 2031 (the “Existing Term Loan”) using net proceeds from the offering, reducing the principal amount of the Existing Term Loan from $1,157 million to $771 million.

“Following the term loan prepayment made in conjunction with the Company’s initial public offering in July of 2025, we believe that McGraw Hill’s repricing of its term loan demonstrates the continued optimization of our capital structure. Between the recent term loan prepayment and this successful repricing effort, we have reduced our annualized interest expense by over $30 million,” said Bob Sallmann, Chief Financial Officer of McGraw Hill. “We remain committed to executing on our goal of strengthening our balance sheet by reducing our debt and our cash interest obligations.”

About McGraw Hill

McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is a 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release may include statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other matters, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events, and depend on circumstances, that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in, or suggested by, the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus filed pursuant to Rule 424(b) under the Securities Act filed on July 24, 2025, the Company’s Quarterly Report on Form 10-Q filed on August 14, 2025 and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law.

Investor Contact:	Media Contact:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

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